THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED PURSUANT TO THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

SEVENTH AMENDED AND RESTATED SUPER PRIORITY SECURED PROMISSORY NOTE

$97,842,573.57	November 12, 2024

FOR VALUE RECEIVED, GETAROUND, INC., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to MUDRICK CAPITAL MANAGEMENT L.P., on behalf of certain funds, investors, entities or accounts that is managed, sponsored or advised by it (together with its permitted successors and assigns, the “Holder”), an amount equal to 108.000% of the principal amount of the Note (which principal amount shall include all capitalized amounts and/or accrued and unpaid interest on the Note) (collectively, the “Repayment Amount”).

1.
Definitions. In this Note, the following terms shall have the following meanings:
(a)
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
(b)
“Bankruptcy Code” means Title 11 of the United State Code, as amended, or any similar federal or state law for the relief of debtors.
(c)
“Borrower” shall have the meaning assigned to such term in the preamble.
(d)
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York are authorized or required by law to close.
(e)
“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into or exchangeable for such equity prior to their conversion or exchange, as the case may be.
(f)
“Cash Equivalents” mean: (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by (A) the United States of America (or any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America) or (B) any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, in each case maturing within one year from the date of acquisition thereof; (ii) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at the date of acquisition thereof, the highest credit rating obtainable from S&P or Moody’s; (iii) investments in certificates of deposit, banker’s acceptances and demand or time deposits, in each case maturing within 180 days from the date of acquisition thereof, issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (ii) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000; (iv) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above; (v) money market funds that (A) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $500,000,000; and (vi) instruments equivalent to those referred to in clauses (i) through (v) above denominated in pounds sterling, Canadian dollars or Euro or any other foreign currency comparable in credit quality and tenor and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction.
(g)
“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the obligations under this Note and the Guarantee Agreement.
(h)
“Collateral Agent” means U.S. Bank Trust Company, National Association, in its capacity as collateral agent, until a successor replaces it in accordance with the provisions of the Security Documents and, thereafter, means such successor.
(i)
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
(j)
“Convertible Notes Indenture” means that certain Indenture, dated as of December 8, 2022 (as amended, modified, restated and/or supplemented from time to time), by and among the Borrower, the Guarantors party thereto and U.S. Bank Trust Company, National Association, in its capacities as trustee and collateral agent, governing the Borrower’s 8.00% / 9.50% Convertible Senior Secured PIK Toggle Notes due 2027 (the “Convertible Notes”).
(k)
“Default” means any event or condition which, upon notice, lapse of time or both, would constitute an Event of Default.
(l)
“Default Rate” shall have the meaning assigned to such term in Section 2(c).
(m)
“Deposit Account Control Agreements” means such control agreements required pursuant to Section 3.9 of the Security Agreement.
(n)
“Dollars” and “$”means the lawful currency of the United States of America.
(o)
“Event of Default” shall have the meaning assigned to such term in Section 6(a).
(p)
“Excluded Subsidiary” shall have the meaning assigned to such term in the Convertible Notes Indenture.
(q)
“GAAP” means generally accepted accounting principles in the United States of America.
(r)
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
(s)
“Guarantee” means the guarantee by each Guarantor of the Borrower’s obligations under this Note pursuant to Section 5 hereof and the Guarantee Agreement.
(t)
“Guarantee Agreement” means that certain Guarantee Agreement, dated as of September 8, 2023, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

(u)
“Guarantors” shall have the meaning assigned to such term in the Guarantee Agreement.
(v)
“Holder” shall have the meaning assigned to such term in the preamble.
(w)
“Indebtedness” shall have the meaning assigned to such term in the Convertible Notes Indenture.
(x)
“Intellectual Property Security Agreement” means that certain Intellectual Property Security Agreement dated September 8, 2023, by and among the grantors a party thereto and the Collateral Agent, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
(y)
“Interest Rate” shall have the meaning assigned to such term in Section 2(a).
(z)
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.
(aa)
“Lien” means, with respect to any asset, (a) any mortgage, leasehold mortgage, deed of trust, leasehold deed of trust, lien (statutory or otherwise), pledge, hypothecation, encumbrance, collateral assignment, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.
(bb)
“Loan Parties” means the Borrower and the Guarantors.
(cc)
“Maturity Date” means August 7, 2026.
(dd)
“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Borrower or any of its Subsidiaries in respect of a transaction contemplated in Section 4 hereof (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any such transaction), provided that such amount shall be net of the direct costs relating to such transaction, including, without limitation, legal, accounting and investment banking fees, and sales commissions, taxes paid or payable as a result of such transaction, any charges, payments or expenses incurred in connection with such transaction and any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP. To the extent the amounts that must be netted against any cash proceeds and Cash Equivalents cannot be reasonably determined by the Borrower with respect to any transaction, such cash proceeds and Cash Equivalents shall not be deem received until such amounts to be netted are known by the Borrower.
(ee)
“Note” shall mean this Fourth Amended and Restated Super Priority Secured Promissory Note.
(ff)
“Note Documents” shall mean this Note, the Subscription Agreements, the Guarantee Agreement, the Security Documents, and each other instrument, document or agreement executed and/or delivered by a Loan Party pursuant to or in connection with any of the foregoing, each as amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time.
(gg)
“Obligations” shall have the meaning assigned to such term in Section 5.

(hh)
“Permitted Liens” shall have the meaning assigned to such term in the Convertible Notes Indenture
(ii)
“Permitted Refinancing” shall have the meaning assigned to such term in the Convertible Notes Indenture
(jj)
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Note.
(kk)
“PGE Facility” shall have the meaning assigned to such term in the Convertible Notes Indenture.
(ll)
“Pledge Agreement” means that certain share charge, dated as of September 8, 2023, by and among the Borrower, certain subsidiaries and Affiliates of the Borrower, and the Collateral Agent, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
(mm)
“Security Agreement” means that certain Security Agreement, dated as of September 8, 2023, by and among the Borrower, the other grantors party thereto and the Collateral Agent, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
(nn)
“Security Documents” means all security agreements (including the Security Agreement, Pledge Agreement, Intellectual Property Security Agreement and the Deposit Account Control Agreements), intercreditor agreements (including the Super Priority Intercreditor Agreement), pledge agreements, charges, mortgages, collateral assignments, collateral agency agreements, or other grants or transfers for security executed and delivered by the Borrower or any Guarantor creating (or purporting to create) a Lien upon Collateral for the benefit of the Holder to secure the obligations under this Note and the Guarantee Agreement, in each case, as amended, supplemented, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the terms of this Note.
(oo)
“Similar Business” means (1) any business conducted by the Borrower or any of its Subsidiaries on the date of this Note or (2) any business or other activities that are reasonably similar, ancillary, incidental, corollary, complementary, synergistic or related to, or a reasonable extension, development or expansion of, the businesses that the Borrower and its Subsidiaries conduct or propose to conduct on the date of this Note.
(pp)
“Subscription Agreements” means (i) that certain Subscription Agreement, dated as of September 8, 2023, by and between the Borrower and the Holder, (ii) that certain Amended and Restated Incremental Super Priority Note Subscription Agreement, dated as of January 19, 2024, by and between the Loan Parties and the Holder and (iii) that certain Second Amended and Restated Incremental Super Priority Note Subscription Agreement, dated as of April 29, 2024, by and between the Loan Parties and the Holder, in each case as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
(qq)
“Subsidiary” means, with respect to any Person, (A) any corporation, company, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ or shareholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.
(rr)
“Super Priority Intercreditor Agreement” means that certain Super Priority Intercreditor Agreement, dated as of September 8, 2023, by and between the Holder, U.S. Bank Trust Company, National Association, as collateral agent under the Convertible Notes Indenture, and the Collateral Agent, acknowledged by the Loan Parties, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
(ss)
“As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to the Borrower not defined in this Section 1 and accounting terms partly defined in this Section 1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) references in this Note to “Articles”, “Sections”, “Annexes”, “Exhibits”, or “Schedules” shall be to Articles, Sections, Annexes, Exhibits or Schedules of or to this Note unless otherwise specifically provided (iii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iv) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, capital stock, securities, revenues, accounts, leasehold interests and contract rights, and (vi) references to agreements or other contractual obligations (including any of this Note) shall, unless otherwise specified, be deemed to refer to such agreements or contractual obligations as amended, supplemented, restated, amended and restated or otherwise modified from time to time.
2.
Interest.
(a)
Interest shall accrue on the outstanding principal amount under this Note at a rate equal to 15.00% per annum (the “Interest Rate”) from and after November 11, 2024.
(b)
Interest payable hereunder shall be computed on the basis of a year of 365 days and the actual number of days elapsed.
(c)
Accrued interest hereunder shall be capitalized and added to the outstanding principal balance of this Note on the 15th of each month (or the next Business Day), commencing August 15, 2024. Accrued interest hereunder shall be paid in cash on (i) any date on which all or any portion of the principal balance of this Note is repaid or prepaid, solely with respect to the principal amount so repaid or prepaid, (ii) if the principal balance of this Note has not then previously been paid in full, the Maturity Date and/or (iii) any date on which the Obligations are accelerated in compliance with Section 6 hereof.
(d)
Upon the occurrence and during the continuance of an Event of Default, the unpaid principal amount under this Note and, to the extent permitted by applicable law, any interest payment or any fee or other amount owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under any applicable bankruptcy laws, whether or not allowed in such a proceeding) payable on demand at a rate that is 2.00% per annum in excess of the Interest Rate (the “Default Rate”). Notwithstanding any provision herein to the contrary, no interest shall accrue under this Note at a rate in excess of the highest applicable rate permitted by law, and the payment of any interest (including any charge or fee held by a court to be interest) in excess of such rate shall constitute a payment of and be applied to principal owing hereunder.
3.
Repayments.

(a)
The Repayment Amount shall become due and payable on the Maturity Date or on such earlier date pursuant to Section 6(b) hereof.
(b)
All monies due hereunder shall be paid in immediately available Dollars. If any payment on this Note shall be due on a day that is not a Business Day, it shall be payable on the next succeeding Business Day. Upon final payment of the Repayment Amount, this Note shall be surrendered to the Borrower for cancellation. Amounts borrowed and repaid hereunder may not be reborrowed. All payments hereunder shall be applied to accrued and unpaid interest and to outstanding principal of this Note in such order as determined by the Holder in its sole discretion.
4.
Prepayments.
(a)
The Borrower may prepay the Repayment Amount of this Note, in whole or in part, at any time.
(b)
The Borrower shall prepay the Repayment Amount of this Note, in whole or in part, with
(i)
100% of the Net Proceeds of a sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions (including by way of a sale leaseback), of property or assets (including Capital Stock of a Subsidiary) of the Borrower or any of its Subsidiaries; provided that no prepayment pursuant to this Section 4(b)(i) shall be required in connection with the first $10,000,000 of Net Proceeds to the extent a majority of the entire Board of Directors of the Borrower determines to retain, and not repay this Note using, such Net Proceeds; and
(ii)
provided further, that, upon payment in full of Repayment Amount, the Borrower shall not be required to make any further payment to the Holder pursuant to this Section 4(b).
5.
Guarantees and Security.
(a)
The obligations of the Borrower under this Note, including, but not limited to, payment of the Repayment Amount and all other obligations (including any expense reimbursement and/or indemnification obligations) with respect to this Note and the other Note Documents (collectively, the “Obligations”) shall be guaranteed by the Guarantors under the Guarantee Agreement.
(b)
The Borrower shall cause each of its Subsidiaries (other than an Excluded Subsidiary) to become a Guarantor by executing an amended or supplemental Guarantee Agreement. The Borrower will, and will procure that Getaround SAS will, in each case, if tax counsel to the Borrower and the Holder agree in good faith that the following shall not result in material adverse consequences to the Borrower pursuant to Section 956 of the Code: (i) as soon as practicable, and in no event later than the earlier of (A) 90 days after the date of this Note and (B) the receipt of consent of the lender under the PGE Facility, use its commercially reasonable efforts to cause Getaround SAS to become a Guarantor by executing an amended or supplemental Guarantee Agreement and (ii) as soon as practicable, and in no event more than 30 days after the repayment of the PGE Facility in full (other than by way of a refinancing thereof consisting of French State guaranteed loans), will cause Getaround SAS to become a Guarantor by executing an amended or supplemental Guarantee Agreement.
(c)
The Borrower shall use commercially reasonable efforts to cause any joint venture or Similar Business to become a Guarantor by executing an amended or supplemental Guarantee Agreement.

(d)
Any investments in the Capital Stock or indebtedness of a joint venture or Similar Business shall be made only by the Borrower or a Guarantor, and such Capital Stock shall form part of the Collateral pursuant to the Security Documents.
(e)
The Obligations of the Borrower hereunder and the Guarantors under the Guarantee Agreement shall be secured by the Collateral pursuant to the terms of the Security Documents. The Security Documents shall provide for the grant by the Borrower and the Guarantors party thereto to the Collateral Agent of security interests in the Collateral.
(f)
The Borrower shall, and shall cause each of the Guarantors to, at its sole cost and expense, take or cause to be taken such actions as may be required by the Security Documents, to perfect, maintain (with the priority required under the Security Documents), preserve and protect the valid and enforceable, perfected (except as expressly provided herein or therein) security interests in and on all the Collateral granted by the Security Documents in favor of the Collateral Agent for the benefit of the Holder as security for the obligations under the Note Documents, prior to the rights of all third Persons and subject to no other Liens, in each case other than Permitted Liens; provided that, notwithstanding anything to the contrary under this Note or any Security Document, the Borrower and the Guarantors shall not be required (A) to perfect the security interests and/or Liens granted by the Security Documents by any means other than by (1) filings pursuant to the UCC in the office of the secretary of state (or similar filing office) of the jurisdiction of incorporation or formation of the Borrower or such Guarantor, (2) filings in United States government offices with respect to registered and applied for United States Intellectual Property owned by the Borrower or any Guarantor, (3) filing or recording in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent and (4) use their best efforts to cause all cash of such Borrower or such Guarantors, as applicable, to be held in a deposit account that is subject to a tri-party account control agreement in favor of the Collateral Agent and maintained by a branch office located within the United States of America and (B) other than as contemplated in Section 5(e), to complete any filings or other action with respect to the perfection of the security interests, including of any intellectual property, created under the Security Documents in any jurisdiction outside of the United States.
(g)
The Borrower shall from time to time promptly file and pay all financing and continuation statement recording and/or filing fees, charges and recording and similar taxes relating to the Note Documents and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.
(h)
The Borrower and the Guarantors will, and will procure that Getaround SAS, in each case, if tax counsel to the Borrower and the Holder agree in good faith that the following shall not result in material adverse consequences to the Borrower pursuant to Section 956 of the Code:
(i)
as soon as practicable, and in no event later than the earlier of (I) 30 days after the date of this Note and (II) obtaining the consent of the lender under the PGE Facility, will, use its commercially reasonable efforts to execute and deliver to the Collateral Agent such Security Documents (in a form that is reasonably satisfactory to the Holder) and other documents, including an intercreditor agreement, to create effective junior priority Liens and security interests over the collateral that secures the PGE Facility as of the date of this Note to be provided in respect of this Note and take all action, including executing and delivering all ancillary documents, in connection with the creation, perfection and/or registration of such collateral.
(ii)
as soon as practicable, and in no event more than 30 days after the repayment of the PGE Facility in full (other than by way of a Permitted Refinancing thereof consisting of French State guaranteed loans), will execute and deliver to the Collateral Agent such Security Documents (in a form that is reasonably satisfactory to the Holder) and other documents to create effective first priority Liens and security interests over the collateral that secures the PGE

Facility as of the date of this Note to be provided in respect of this Note and take all action, including executing and delivering all ancillary documents, in connection with the creation, perfection and/or registration of such collateral.
6.
Events of Default.
(a)
The occurrence of any one or more of the following events shall constitute an Event of Default (an “Event of Default”) under this Note:
(i)
the failure to pay (A) any amount of principal of this Note when due or (B) any other amount owing under this Note, in the case of this clause (B), within five (5) days after the date when due;
(ii)
failure by the Borrower for two (2) consecutive days after written notice from the Holder has been received by the Borrower to comply with any of its other obligations contained in any of this Note or any of the Subscription Agreements;
(iii)
any Guarantee ceases to be in full force and effect except as otherwise provided in the Guarantee Agreement or any Guarantor denies or disaffirms its obligations under its Guarantee;
(iv)
unless such Liens have been released in accordance with the provisions of this Note or the Security Documents, the Liens in favor of the Holder with respect to Collateral having a fair market value in excess of $5,000,000 cease to be valid or enforceable (other than as a result of the Collateral Agent failing to maintain possession of Collateral actually delivered to it) and such default continues for 30 days;
(v)
the failure by the Borrower or any Guarantor to comply for ten (10) days after written notice to the Borrower or such Guarantor by the Holder or the Collateral Agent with its other agreements contained in the Security Documents, except for a failure that would not be material to the Holder and would not materially affect the value of the Collateral taken as a whole; or
(vi)
any “Event of Default” or “Fundamental Change” (as defined in the Convertible Notes Indenture) occurs (or would have occurred) and is continuing (or would have been continuing) under the Convertible Notes Indenture as in effect on the date hereof.
(b)
The Borrower agrees that, upon an Event of Default under this Note, the Holder may do one or more of the following without prior notice except as required by law or expressly agreed in writing by the Holder: (1) declare the Borrower in default and (2) declare the Repayment Amount to be due and payable in whole (or in part, in which case any portion of the Repayment Amount not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the Repayment Amount so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. In addition, if any Event of Default occurs and is continuing, the Holder shall have all rights, powers and remedies available under any other Note Documents, as well as all rights and remedies available at law or in equity. Notwithstanding the first sentence of this Section 6(b), upon the occurrence of an Event of Default described in clause (vi) above pursuant to Section 7.01(A)(x), Section 7.01(A)(xi) or Section 7.01(A)(xii) of the Convertible Notes Indenture, the Repayment Amount so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder will automatically be due and payable immediately.

7.
Assignment. The Borrower may not sell, assign or otherwise transfer its right, title and interest in or obligations under this Note without the prior written consent of the Holder. The Holder may sell, assign or otherwise transfer its right, title and interest in, and obligations under, this Note with the prior written consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned), except that the Borrower’s consent shall not be required for an assignment by the Holder to an Affiliate of the Holder or any investment fund or account managed or advised by the investment manager who acts on behalf of the Holder.
8.
No Waiver by Holder. No delay or omission by the Holder or any other holder hereof to exercise any power, right or remedy accruing to the Holder or any other holder hereof shall impair any such power, right or remedy or shall be construed to be a waiver of the right to exercise any such power, right or remedy. The Holder shall not be obligated or be deemed obligated to notify the Borrower that it is requiring the Borrower to strictly comply with the terms and provisions of this Note before accelerating this Note and exercising its other remedies hereunder because of the Borrower’s failure to timely perform its obligations under this Note, except to the extent notice is otherwise required under this Note.
9.
Borrower Waiver. The Borrower hereby forever waives presentment, presentment for payment, demand, protest, notice of protest, notice of dishonor of this Note and all other demands and notices other than notices otherwise required under this Note in connection with the delivery, acceptance, performance and enforcement of this Note.
10.
Section Headings. Section headings appearing in this Note are for convenient reference only and shall not be used to interpret or limit the meaning of any provision of this Note.
11.
VENUE; CHOICE OF LAW. THIS NOTE AND EACH OTHER NOTE DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY NOTE DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY NOTE DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY (BOROUGH OF MANHATTAN) OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS NOTE, EACH OF THE BORROWER AND THE HOLDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED HEREIN OR IN ANY OTHER NOTE DOCUMENT WILL PREVENT THE HOLDER FROM BRINGING ANY ACTION TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THE SECURITY DOCUMENTS OR AGAINST ANY COLLATERAL OR ANY OTHER PROPERTY OF ANY LOAN PARTY IN ANY OTHER FORUM IN WHICH JURISDICTION CAN BE ESTABLISHED. EACH OF THE BORROWER AND HOLDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY NOTE DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY NOTE DOCUMENTS IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER) IN SECTION 17. NOTHING IN THIS NOTE OR ANY OTHER NOTE DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
12.
WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING

OUT OF OR RELATING TO THIS NOTE OR ANY OTHER NOTE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS NOTE AND THE OTHER NOTE DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
13.
Successors and Assigns. This Note and all the covenants and agreements contained herein shall be binding upon, and shall inure to the benefit of, the respective legal representatives, heirs, successors and permitted assigns of the Borrower and the Holder.
14.
Records of Payments. The records of the Holder shall be prima facie evidence of the amounts owing on this Note including, without limitation, any adjustments to the principal amount and Repayment Amount hereof in accordance with the terms hereof and shall be binding on the Borrower absent manifest error.
15.
Amendments and Waivers. No term of this Note may be waived, modified or amended except by an instrument in writing signed by the Borrower and the Holder. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.
16.
Severability. In the event any one or more of the provisions contained in this Note should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. Each waiver in this Note is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanctions to be imposed against the Holder for having bargained for and obtained it.
17.
Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, on the date of transmission to such recipient (with no mail undeliverable or other rejection notice), (iii) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address or electronic mail address, as applicable, specified in Schedule I hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 17.
18.
Counterparts. The parties may sign any number of copies of this Note. Each signed copy, which may be delivered by facsimile or PDF transmission, shall be an original, but all of them together represent the same agreement. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) will constitute effective execution and delivery of this Note as to the other parties hereto will be deemed to be their original signatures for all purposes. The Borrower agrees to assume all risks arising out of the use of digital signatures and electronic methods to submit communications, including, without limitation, the risk of interception and misuse by third parties.

19.
Usury Laws. It is the intention of each party hereto to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of this Note is accelerated by reason of an election by the Holder, prepayment by Borrower or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of the Holder either be rebated to the Borrower or credited on the Repayment Amount, or if this Note has been paid, then the excess shall be rebated to the Borrower. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid balance of the Repayment Amount remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to Borrower or credited on the Repayment Amount, or if this Note has been repaid, then such excess shall be rebated to Borrower.
20.
Reaffirmation. The Borrower on behalf of itself and each Guarantor, as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Person grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, in each case, pursuant to any Note Document, hereby (i) ratifies and reaffirms all of its and each Guarantor’s payment and performance obligations, contingent or otherwise, under this Note and each other Note Document to which it is a party and (ii) to the extent such Person granted liens on or security interests in any of its property pursuant to any Security Documents as security for or otherwise guaranteed the Obligations under or with respect to the Note Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. The Borrower on behalf of itself and each Guarantor hereby consents to this Note and acknowledges that each of the Note and each other Note Document remains in full force and effect and is hereby ratified and reaffirmed. Except as expressly set forth herein, the execution of this Note shall not operate as a waiver of any right, power or remedy of the Collateral Agent or the Holder, constitute a waiver of any provision of the Note or any other Note Document or serve to effect a novation of the Obligations.
21.
ENTIRE AGREEMENT. THIS NOTE (INCLUDING THE SCHEDULES HERETO) AND THE OTHER NOTE DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE HOLDER, THE BORROWER AND THE OTHER LOAN PARTIES WITH RESPECT TO THEIR SUBJECT MATTER AND SUPERSEDES ALL PRIOR CONFLICTING OR INCONSISTENT AGREEMENTS, CONSENTS AND UNDERSTANDINGS RELATING TO SUCH SUBJECT MATTER. THE BORROWER ACKNOWLEDGES AND AGREES THAT THERE IS NO ORAL AGREEMENT BETWEEN THE BORROWER AND THE HOLDER WHICH HAS NOT BEEN INCORPORATED IN THIS NOTE AND THE NOTE DOCUMENTS.

IN WITNESS WHEREOF, the undersigned have executed this Note as of the date first written above.

GETAROUND, INC.,
as the Borrower

By:
Name:
Title:

[SUPER PRIORITY SECURED PROMISSORY NOTE]

Acknowledged and Agreed:

HOLDER

MUDRICK CAPITAL MANAGEMENT L.P.,

on behalf of certain funds, investors, entities or accounts that is managed, sponsored or advised by it

By:
Name: Jason Mudrick
Title: Chief Investment Officer

[SUPER PRIORITY SECURED PROMISSORY NOTE]

SCHEDULE I

NOTICES

Borrower

Getaround, Inc.

P.O. Box 24173

Oakland, California 94623

Attn: AJ Lee, Patricia Huerta

Email: legal@getaround.com

Holder

Mudrick Capital Management L.P.

on behalf of certain funds, investors, entities or accounts that is managed, sponsored or advised by it

527 Madison Avenue, 6th Floor

New York, NY 10022

Attn: Glenn Springer

Email: operations@mudrickcapital.com; mabrams@mudrickcapital.com

With a copy (such copy not to constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attn: Matt Barr; Michael Lubowitz; Nitin Konchady

Email: matt.barr@weil.com; michael.lubowitz@weil.com; nitin.konchady@weil.com